Exhibit 99.2

[LETTERHEAD OF GREENMAN TECHNOLOGIES]
                                                           News Release
                                                           FOR IMMEDIATE RELEASE
Contacts:   Chuck Coppa, CFO or Bob Davis, CEO
            GreenMan Technologies, 781/224-2411

               GreenMan Technologies, Inc. Reports Third Quarter;
      $3.75 Million Invested Year To Date in Market Development Initiatives
                             and Equipment Upgrades;
                   Net Sales Increase 12 Percent Year To Date;
               Product Revenues Increase 85 Percent Year To Date;


      LYNNFIELD, Massachusetts - August 18, 2003-- GreenMan Technologies, Inc. (AMEX: GRN) today announced results for its third quarter ended June 30, 2003.

      Bob Davis, GreenMan's President and Chief Executive Officer said " The first nine months of fiscal 2003 have presented significant challenges, some were anticipated and some were not. In order to position GreenMan to be stronger and more profitable in the future, significant investments were required this year. During the past nine months, we have invested over $1.1 million developing our California, Tennessee and Wisconsin operations. These investments have come in the form of new capital equipment in some cases and the funding of new market development initiatives in others. While we still have work ahead of us to achieve our desired goals, we believe a majority of the investment is behind us. We estimate that, when our Tennessee facility is fully operational, the cost savings realized by processing Tennessee-sourced tires locally instead of transporting them to Georgia will exceed $70,000 per month."

      Mr. Davis added, "As we enter our historically strongest quarter, we are pleased to report record revenues at our Georgia, California and Iowa operations for the month of July. As a result of our $1.65 million investment to upgrade our Iowa shredding and waste wire processing equipment this year, our material shipments have increased five-fold on a fiscal-year-to -date basis through July 2003 as compared to the same period last year. We are in the final stages of installing our new $1 million waste wire processing system and new size reduction equipment in Minnesota which we estimate will allow us to reduce our annual disposal expense by over $160,000 per year, and provide new sources of revenue and much needed material feedstock for our Iowa crumb rubber operations. The March 2003 Georgia waste wire processing equipment fire, while unfortunate and costly ($250,000 of costs incurred during the June 30, 2003 quarter prior to recognition of a partial insurance recovery of $99,000), has provided us an opportunity to re-evaluate the equipment and process configuration in Georgia with the intention of optimizing our Southeastern waste wire processing capabilities.

      With the realization of our fiscal 2003 initiatives on the horizon, we anticipate a stronger fourth quarter and believe that fiscal 2004 will define the future of GreenMan and reward our shareholders for their continued support and patience."

      GreenMan will hold a conference call on Tuesday, August 19, 2003 at 11 PM (Eastern Time) to discuss the results for its third quarter ended June 30, 2003. To participate in the call please call 1-800-236-9788.


                                                                         MORE...

GreenMan Technologies, Inc. Press Release
August 18, 2003                                                          Page 2.
--------------------------------------------------------------------------------

Three Months ended June 30, 2003 Compared to the Three Months ended
June 30, 2002

     Net sales for the three months ended June 30, 2003 were $7,159,000 compared to last year's net sales of $7,176,000, which included approximately $328,000 of net sales and 383,000 passenger tire equivalents associated with GreenMan's majority owned joint venture which was divested on April 1, 2003. In addition, several large tire pile cleanup projects accounting for 10 percent of the total passenger tire equivalents processed during the three months ended June 30, 2002 were completed during June 2002. These decreases were offset by the inclusion of the California operations, which were acquired in July 2002 as well as increased end product sales which accounted for 27 percent of consolidated revenues for the three months ended June 30, 2003 as compared to 15 percent for the same period last year. GreenMan processed 6.9 million passenger tire equivalents during the three months ended June 30, 2003, as compared to 7.1 million passenger tire equivalents for the three months ended June 30, 2002. The overall quality of revenue (revenue per passenger tire equivalent) improved due to improved end product sales which offset an 8 percent reduction in tipping fees and lower tire volumes in certain markets due to current economic conditions, world events and the completion of several large on-going tire pile cleanups during the spring of 2002.

     Gross profit for the three months ended June 30, 2003 was $943,000 or 13 percent of net sales as compared to $1,896,000 or 26 percent of net sales for the three months ended June 30, 2002. The decrease was attributable to: (1) the completion of several large tire pile cleanups completed during June 2002; (2) decreased Georgia product revenue as a result of the March 31, 2003 waste wire processing equipment fire and which management estimates to exceed $300,000; (3) more than $200,000 of excess transportation costs necessitated by processing Tennessee-sourced tires at our Georgia facility until the previously mentioned Tennessee facility commences full operation; (4) approximately $170,000 of operating inefficiencies associated with the transition of Wisconsin operations to a whole tire transfer station, which is anticipated to be completed during the fourth quarter; (5) previously reported corporate-wide insurance cost increases of more than $135,000 per quarter; and (6) more than $50,000 in lost profitability due to boiler problems experienced at two large tire derived fuel ("TDF") customers and which were corrected during June 2003.

     Selling, general and administrative expenses for the quarter ended June 30, 2003 were $1,297,000 or 18 percent of net sales as compared to $1,134,000 or 16 percent of net sales for the three months ended June 30, 2002. The increase is primarily attributable to inclusion of GreenMan's California operation which was acquired in fiscal 2002 as well as approximately $72,000 associated with the initial startup of GreenMan's Tennessee operation.

     In addition to the disruption of operations and lost revenues caused by the March 2003 fire, the Company also incurred additional direct costs relating to damaged equipment and excess disposal costs totaling approximately $151,000, net of partial insurance recovery of $99,000. The Company also incurred a net loss of approximately $112,000 associated with the divestiture of under-performing assets during the quarter ended June 30, 2003.

     GreenMan's net loss for the quarter ended June 30, 2003 was $971,000 or $.06 per basic share as compared to net income of $431,000 or $.03 per basic share for the quarter ended June 30, 2002, which included $66,000 of other income associated with forgiveness of debt. {Note: Total charges associated with the March 31, 2003 Georgia fire and the divestiture of under performing assets; increased insurance; excess Tennessee related transportation; initial start up costs associated with our new Tennessee operation; the Wisconsin transition and boiler problems at two large TDF customers were approximately $890,000 for the quarter ended June 30, 2003}.


                                                                         MORE...

GreenMan Technologies, Inc. Press Release
August 18, 2003                                                          Page 3.
--------------------------------------------------------------------------------

Nine Months ended June 30, 2003 Compared to the Nine Months ended June 30,2002

      Net sales for the nine months ended June 30, 2003 increased 12 percent or $2,227,000 to $21,271,000 as compared to $19,044,000 for the nine months ended June 30, 2002 which included $444,000 of net sales associated with GreenMan's majority owned joint venture which was divested on April 1, 2003. In addition, several large tire pile cleanup projects accounting for 11% of the total passenger tire equivalents processed during the nine months ended June 30, 2002 were completed during June 2002.

     The increase was primarily attributable to the inclusion of operations of three new subsidiaries formed in connection with fiscal 2002 acquisitions and the majority owned joint venture formed in fiscal 2002, as well as increased end product sales which accounted for 23 percent of consolidated revenues for the nine months ended June 30, 2003 as compared to 14 percent for the same period last year. GreenMan processed 21 million passenger tire equivalents during the nine months ended June 30, 2003, as compared to 18.4 million passenger tire equivalents for the nine months ended June 30, 2002. The overall quality of revenue (revenue per passenger tire equivalent) benefited from increased end product sales but decreased 2 percent overall as a result of a 15 percent reduction in tipping fees and lower tire volumes in certain markets in response to current economic conditions, world events and the completion of several large on-going tire pile cleanups during the spring of 2002.

     Gross profit for the nine months ended June 30, 2003 was $2,925,000 or 14 percent of net sales as compared to $4,680,000 or 25 percent of net sales for the nine months ended June 30, 2002. The decrease was attributable to: (1) the completion of several large tire pile cleanups completed during June 2002; (2) more than $440,000 of excess transportation costs necessitated by processing Tennessee-sourced tires at our Georgia facility until the previously mentioned Tennessee facility commences full operation; (3) previously reported corporate-wide insurance cost increases of more than $135,000 per quarter; (4) $260,000 of increased raw material costs incurred by GreenMan Technologies of Iowa resulting from the need to supplement crumb rubber feedstock requirements externally during periods of seasonally lower inbound volumes; (5) decreased product revenue in Georgia as a result of the March 31, 2003 waste wire processing equipment fire and which management estimates to exceed $300,000; (6) approximately $250,000 of operating inefficiencies associated with the transition of Wisconsin operations to a whole tire transfer station which is anticipated to be completed during the fourth quarter; (7) approximately $150,000 relating to costs specifically associated with operational disruptions and increased transportation costs due to a complete shredding equipment upgrade at GreenMan of Iowa which was completed in February 2003; (8) over $125,000 in lost profitability due to boiler problems experienced at two large TDF customers and which were corrected in June 2003; and (9) approximately $105,000 relating to operating and startup losses associated with a new kiln relationship, which was terminated December 31, 2002 as well as the commercialization of our roofing shingle project.

     Selling, general and administrative expenses for the nine months ended June 30, 2003 were $4,129,000 or 19 percent of sales as compared to $2,983,000 or 16 percent of sales for the nine months ended June 30, 2002. The results for the nine months ended June 30, 2003, include the operations of three new subsidiaries formed in connection with fiscal 2002 acquisitions and the majority owned joint venture formed in fiscal 2002. In addition, the June 30, 2003 year-to-date results include approximately $55,000 of costs relating to GreenMan's curtailed specialty waste initiatives and approximately $228,000 associated with the initial startup of the recently announced Tennessee operation.

     In addition to the disruption of operations and lost revenues caused by the March 2003 fire, the Company also incurred additional direct costs relating to damaged equipment and excess disposal costs totaling approximately $151,000, net of partial insurance recovery of $99,000. The Company also incurred a net loss of approximately $112,000 associated with the divestiture of under-performing assets during the quarter ended June 30, 2003.

     GreenMan reported a net loss of $2,507,000 or $.16 per basic share for the nine months ended June 30, 2003 as compared to net income of $892,000 or $.06 per basic share for the nine months ended June 30, 2002, which included $126,000 of other income associated with forgiveness of debt. {Note: Total charges associated with excess Tennessee- related transportation; increased insurance and crumb rubber raw material costs; initial start up costs associated with our new Tennessee operation; the Iowa upgrade; the terminated kiln relationship; the Wisconsin transition; our curtailed specialty waste initiative; the commercialization of our roofing shingle project; boiler problems at two large TDF customers; the Georgia fire and the divestiture of under-performing assets exceeded $2,280,000 for the nine months ended June 30, 2003}

"Safe Harbor" Statement: Under the Private Securities Litigation Reform Act

With the exception of the historical information contained in this news release, the matters described herein contain `forward-looking' statements that involve risk and uncertainties that may individually or collectively impact the matters herein described, including but not limited to product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors outside the control of the Company, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-KSB for the fiscal year ended September 30, 2002. The Company disclaims any intent or obligation to update these "forward-looking" statements.

                                                                         MORE...

GreenMan Technologies, Inc. Press Release
August 18, 2003                                                          Page 4.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Condensed Consolidated Statements of Income
--------------------------------------------------------------------------------

                                               Three Months Ended              Nine Months Ended
                                            June 30,        June 30,        June 30,        June 30,
                                              2003            2002            2003            2002
                                          ------------    ------------    ------------    ------------

Net sales .............................   $  7,159,000    $  7,176,000    $ 21,271,000    $ 19,044,000
Cost of sales .........................      6,216,000       5,280,000      18,346,000      14,364,000
                                          ------------    ------------    ------------    ------------
Gross profit ..........................        943,000       1,896,000       2,925,000       4,680,000
                                          ------------    ------------    ------------    ------------
Operating expenses:
   Selling, general and
   administrative .....................      1,297,000       1,134,000       4,129,000       2,983,000
                                          ------------    ------------    ------------    ------------
Operating (loss) profit ...............       (354,000)        762,000      (1,204,000)      1,697,000
                                          ------------    ------------    ------------    ------------
Casualty loss, net ....................       (151,000)             --        (151,000)             --
Loss on disposal of assets, net .......       (112,000)             --        (112,000)             --
Other (expenses) income, net ..........       (354,000)       (276,000)     (1,040,000)       (750,000)
Income taxes ..........................             --         (55,000)            --          (55,000)
                                          ------------    ------------    ------------    ------------
Net income (loss) .....................   $   (971,000)   $    431,000    $ (2,507,000)   $    892,000
                                          ============    ============    ============    ============

Net income (loss) per share - basic ...   $      (0.06)   $       0.03    $      (0.16)   $       0.06
                                          ============    ============    ============    ============

Weighted average shares outstanding ...     15,821,000      15,083,000      15,734,000      14,239,000
                                          ============    ============    ============    ============

--------------------------------------------------------------------------------
Condensed Consolidated Balance Sheet Data
--------------------------------------------------------------------------------

                                                        June 30,   September 30,
                                                          2003         2002
                                                      -----------   -----------
                    Assets
Current assets ....................................   $ 5,813,000   $ 6,352,000
Property, plant and equipment (net) ...............    11,506,000    10,845,000
Goodwill (net) ....................................     3,414,000     3,414,000
Other assets ......................................     1,288,000     1,342,000
                                                      -----------   -----------
                                                      $22,021,000   $21,953,000
                                                      ===========   ===========

       Liabilities and Stockholders' Equity

Current liabilities ...............................   $ 9,871,000   $ 6,849,000
Notes payable, non-current ........................     6,776,000     7,365,000
Capital lease obligations, non-current ............     2,091,000     2,176,000
Stockholders' equity ..............................     3,283,000     5,563,000
                                                      -----------   -----------
                                                      $22,021,000   $21,953,000
                                                      ===========   ===========